                                                                  EXHIBIT 10.30

                       MANUFACTURER'S FINANCING AGREEMENT
                              MANUFACTURED HOUSING


AGREEMENT between Deere Credit, Inc., a Delaware corporation, with offices located at 1415 28th St., West Des Moines, Iowa 5O265-1450 ("Creditor"), and Bellcrest Homes, Inc., a Georgia corporation, with offices located at 206 Magnolia Street, Millen, GA 30442 and any of its subsidiary corporations which produce manufactured housing ("Manufacturer").

In consideration of Creditor's extension of lines of credit to Manufacturer's independent or Manufacturer-owned dealers to finance Manufacturer's products sold or distributed at wholesale, the parties agree as follows:

     1.   Definitions.

          1.1 "Goods" shall mean all products manufactured, sold or distributed by Manufacturer or its subsidiaries.

          1.2 "Dealer(s)" shall mean any person, firm or corporation which buys or acquires Goods at wholesale from Manufacturer and sells such Goods at retail.

          1.3 "Wholesale Instrument" shall mean a note, chattel paper or other evidence of indebtedness or obligation arising out of the acquisition of Goods by Dealers from Manufacturer.

     2. Purchase of Wholesale Instruments. Creditor may, from time to time, finance the acquisition of Goods by Dealers by purchasing, otherwise acquiring or entering into Wholesale Instruments with a Dealer if the Dealer's creditworthiness and financial responsibility are acceptable to Creditor. Such financing by Creditor shall be in accordance with Creditor's plan or plans of wholesale financing in effect from time to time, and shall be limited to enabling Dealers to purchase and acquire Goods from Manufacturer. If Manufacturer requests that Creditor extend such financing to a Dealer, Manufacturer warrants that, to its knowledge the financing will be used for such purpose.

     3. Payment to Manufacturer. When the Creditor's wholesale financing plan calls for payment directly to Manufacturer, such payment shall be made following the receipt by Creditor of a copy of the Manufacturer's invoice to the Dealer and the original of the Manufacturer's Certificate(s) of Origin for the unit of Goods being financed.

     4.   Repurchase by Manufacturer.

          4.1 After Repossession. If Creditor or Manufacturer repossesses or comes into possession of any unit of Goods covered by any Wholesale Instrument, Manufacturer will, upon demand of Creditor, promptly repurchase such Goods, wherever located from Creditor if the conditions set forth in Section 4.2 are met. On the Wholesale Instrument for each repurchased unit of Goods, Manufacturer shall pay Creditor the total unpaid balance (excluding unpaid finance charges, but including freight and delivery charges if financed by Creditor), less the amount of any curtailment or final maturity which was not waived or extended with the approval of Manufacturer and which is past due from Dealer 30 days or more as of the date Creditor notifies Manufacturer of a default by Dealer ("Repurchase Price"). Creditor shall be responsible for handling any repossession or foreclosure proceedings. Manufacturer hereby grants Creditor a security interest in, and shall not assert any superior interest in or title to, such Goods until the Repurchase Price has been paid in full, which shall be done within 30 days following receipt by Manufacturer of a statement showing the amount owed. Creditor agrees to store all repossessed Goods within a reasonable distance of Dealer's principal or satellite location as specified in the individual Dealer's Inventory Security Agreement.

               In the event Manufacturer fails to pay the Repurchase Price in full within said 30 days, Manufacturer shall be liable for and shall also pay Creditor all accrued and unpaid finance charges under Dealer's current financing terms with Creditor on each Wholesale Instrument on the Goods from the date on which Creditor notified Manufacturer to repurchase the Goods to the date the Repurchase Price is paid in full. Upon receipt by Creditor of the full Repurchase Price and any finance charges due as provided herein for any Goods repossessed, Creditor agrees to transfer to Manufacturer any and all rights that Creditor may have in and to the Goods as a secured creditor under the Uniform Commercial Code and will return Manufacturer's Certificate of Origin.

          4.2  Conditions for Repurchase.

               4.2.1 Creditor has paid Manufacturer for the Goods on behalf of
                     Dealer;

               4.2.2 Creditor has determined that Dealer is in default and is ceasing all wholesale
                     financing of Goods with Dealer and its principals;

               4.2.3 Creditor has taken actual or constructive physical
                     possession of the Goods unless Manufacturer has agreed to do so;

               4.2.4 Title to the Goods has never passed from Dealer to a retail purchaser; and

               4.2.5 The Goods have not been rented and are otherwise in new and unused condition, except for normal wear and tear incidental to storage, display, and incidental demonstration.

          4.3  Additional Costs.

               Manufacturer agrees to pay Creditor $100 per section per unit of Goods for its direct repossession costs, including its storage costs. After Creditor's repossession and tender of the Goods to Manufacturer, Manufacturer shall be fully responsible for all costs and expenses associated with the possession, relocation, care, maintenance, and ongoing storage of each unit of Goods.

     5.   Remarketing by Manufacturer.

          In the event the Conditions for Repurchase are not met, but Creditor has obtained possession of Goods, Manufacturer agrees to assist Creditor in selling such Goods. Manufacturer agrees to use its best efforts to remarket the Goods through its Dealer organization or other commercially reasonable methods.

     6. Payment and Term Changes. Creditor, in its sole discretion, may renew, extend or modify the time or amount of payment of Wholesale Instruments and may also amend the Terms and Conditions of its financing arrangements with the Dealer. Except as specifically set forth in this Agreement, no such renewal, extension modification or amendment shall affect the liability of Manufacturer hereunder.

     7. No Waiver by Creditor. The failure to exercise any right hereunder by Creditor shall not operate as a waiver of such right. All remedies contained in this Agreement shall be cumulative and alterative, and shall be in addition to all other remedies available to Creditor by agreement or law.

     8. Manufacturer's Warranties and Representations. Manufacturer warrants and represents to Creditor:

          (a) that it is a corporation duly existing, qualified and in good standing to do business in all jurisdictions where necessary;

          (b) that each of its invoices represents a bona fide order by Dealer, and all invoices shall be true and accurate and shall comply with all applicable rules and standards, including the Truth-In-Invoicing Practice Statement of the Manufactured Housing Institute;

          (c) that the Dealer will have title to the Goods which are the subject of a Wholesale Instrument free and clear of all claims of Manufacturer's creditors;

          (d) that Manufacturer has shipped to Dealer Goods which are the subject of a Wholesale Instrument no earlier than ten (10) days prior to, nor later than, the date on which Manufacturer submits a copy of the invoice on such Goods to Creditor for payment, and that such Goods will be received by Dealer in good and salable condition free of material defects; and

          (e) that Goods which are the subject of a Wholesale Instrument comply with all state, federal and local laws and regulations in the jurisdictions in which such Goods are to be offered for sale by Dealer.

     9.   Manufacturer's Covenants. Manufacturer covenants and agrees:

          (a) to promptly notify Creditor if a Dealer materially defaults under Manufacturer's Dealer Agreement or is discontinued as one of Manufacturer's authorized Dealers;

          (b) to promptly notify Creditor, to the best of its knowledge and information; (i) if there is a change in control of a Dealer or a change of a principal owner or senior officer of the Dealer; (ii) if a Dealer files for bankruptcy or other protection from creditors, or has material litigation or investigations commenced against it;

          (c) to provide Creditor with its price lists and literature regarding the Goods;

          (d) to honor all its warranties on the Goods and to pay Dealer's warranty claims on the Goods within a reason- able period of time;

          (e) to promptly notify Creditor of any material change in Manufacturer's financial condition, principal officers, directors, or control, and to provide annual audited financial statements to Creditor within 90 days of the end of its calendar or fiscal year;

          (f) to indemnify and hold harmless Creditor from any claim, lawsuit, judgment, court order, or other dispute, arising from the Goods or the sale of the Goods from Manufacturer to a Dealer, and from any matter alleging defects in or misrepresentation of the Goods.

          (g) not to issue more than one Certificate of Origin to any unit of Goods, except upon the request of Creditor or after Manufacturer's repurchase of the Goods.

     10. Breach of Warranties or Representations. In the event of breach by Manufacturer of any warranties or representations contained in this Agreement, upon demand by Creditor, Manufacturer will pay Creditor on the Wholesale Instrument for each unit of Goods directly or indirectly affected by such breach, an amount equal to the total unpaid balance of the Wholesale Instrument (including unpaid finance charges), plus all costs and expenses (including attorneys' fees) reasonably incurred by Creditor as a result of the breach.

     11. Notice of Assignment of Dealer Funds. Creditor has obtained or intends to obtain from each Dealer an assignment of Dealer's funds of whatever nature owing, now or in the future, from Manufacturer to Dealer, as security for any amounts Dealer may owe, now or in the future, to Creditor under the terms of Dealer's Inventory Security Agreement. Manufacturer hereby acknowledges this assignment and agrees to honor Creditor's claims to Dealer's funds upon notice from Creditor.

     12. Notices. All written notices sent hereunder shall be sent by facsimile, overnight courier, or certified mail, postage prepaid, and addressed as follows:

          If to Manufacturer:                     If to Creditor:

          Bellcrest Homes, Inc.                   Deere Credit, Inc.
          206 Magnolia St.                        1415 28th Street
          P.O. Box 630                            West Des Moines, IA 50265-1450
          Millen, GA  30442                       Attention: Manager, Wholesale
          Attention: G. Hiller Spann              Fax Number: 515-222-4554
          Fax Number:  912-982-2992

     13. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors or assigns of the parties hereto. Creditor may assign this Agreement, in whole or in part, to any of its subsidiary or affiliated companies and, upon such assignment, such subsidiary or affiliated company shall be entitled to all of the benefits of this Agreement and the obligations of the Manufacturer contained in this Agreement.

     14. Amendment. This Agreement may not be modified, altered or amended except in writing executed by the parties hereto.

     15. Choice of Law. The validity, enforceability and interpretation of this Agreement and any Amendments and Addenda hereto shall be governed by the laws of the State of Iowa, the place of business of the Creditor.

     16. Termination. Either party hereto may cancel this Agreement at any time, upon thirty (30) days' notice in writing. The termination of this Agreement shall in no manner affect the obligations of Manufacturer as to Wholesale Instruments purchased, otherwise acquired or entered into by Creditor prior to the effective date of termination.

     17. Effective Date/Entire Agreement. This Agreement shall be effective as of the date stated below and shall as of that date supersede any prior Manufacturer's Financing Agreement-Manufactured Housing between Creditor and Manufacturer. This Agreement constitutes the entire agreement of the parties and no oral statements or other understandings are enforceable unless provided for herein in writing.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized officers or representatives as of the 1st day of June, 1994.


     ATTEST:

                                                  Bellcrest Homes, Inc.
                                                  (Manufacturer)
     By:_______________________

     Title:____________________                   By:___________________________

                                                  Title:________________________


                                                  DEERE CREDIT, INC. (Creditor)


                                                  By:___________________________

                                                  Title:________________________

                 ADDENDUM TO MANUFACTURER'S FINANCING AGREEMENT
                              MANUFACTURED HOUSING


This is an Addendum to the Manufacturer's Financing Agreement-Manufactured Housing (the "Agreement") between Deere Credit, Inc. ("Creditor") and Bellcrest Homes, Inc. ("Manufacturer") dated June 1, 1994. In consideration of Creditor discounting all invoices payable to Manufacturer pursuant to the Agreement by 0%, Creditor agrees to offer participating Dealers of Manufacturer special terms on Goods covered by a Wholesale Instrument as follows:

         I.       Rates:

                           Rate Period                         Applicable Rate
         (Measured from date of Wholesale Instrument)

                           NEGOTIATED BETWEEN CREDITOR AND DEALER

         II.      Flat Charges:

                  a) _______ % per month on the lowest outstanding balance (other than $0) of each Wholesale Instrument outstanding during the month.

                  b) $_________________ per month per unit of Goods covered by any Wholesale Instrument outstanding during the month.

                           NEGOTIATED BETWEEN CREDITOR AND DEALER.


         III. Curtailment schedule on each unit of Goods covered by a Wholesale Instrument:

                  Curtailment Due Date                    Curtailment Percent
         (Measured from date of Wholesale Instrument)

                  180th Day From Invoice                  2% of Original Invoice
                  Each 30 Days Thereafter                 2% of Original Invoice
                  365th Day From Invoice                  Payment Due In Full


         If any of the above Curtailment Due Dates arise during the month(s) of ________________________________, the above Curtailment Percents shall not apply; in such months the Curtailment Percent shall be _______%.

         IV. Payment to Manufacturer: Payment to Manufacturer by Creditor pursuant to Section 3 of the Agreement shall be within 10 days following the receipt by Creditor of a copy of the Manufacturer's invoice to the Dealer and the original of the Manufacturer's Certificate(s) of Origin for the unit of Goods being financed.

         Agreed to this 1st day of June, 1994.



ATTEST                                        Bellcrest Homes, Inc.
                                              (manufacturer)

By:_____________________                      By:___________________________

Title:__________________                      Title:________________________


                                              DEERE CREDIT, INC. (Creditor)

                                              By:___________________________

                                              Title: Manager, Market Development

                 ADDENDUM TO MANUFACTURER'S FINANCING AGREEMENT

                              MANUFACTURED HOUSING



Reference Definition #4 Section 4.1:

         Manufacturer shall deduct the wholesale cost of any damages or shortages from any unit repurchased. Normal wear does not constitute damage.







         Agreed to this 1st day of June, 1994.



                                             Bellcrest Homes, Inc.
ATTEST                                       (Manufacturer)


By:_____________________                     By:___________________________

Title:__________________                     Title: President


                                             DEERE CREDIT, INC. (Creditor)

                                             By:___________________________

                                             Title: Manager, Market Development